MTI MICROFUEL CELLS INC.

COMMON STOCK AND WARRANT PURCHASE AGREEMENT

     This Common Stock and Warrant Purchase Agreement (this “Agreement”) is made as of January 11, 2010 by and among MTI MicroFuel Cells Inc., a Delaware corporation (the “Company”) and Counter Point Ventures Fund II, LP (the “Purchaser”).

RECITALS

     The Company desires to issue and sell and the Purchaser desires to purchase Common Stock, par value $0.01 per share (“Common Stock”), and Warrants (each, a “Warrant”) in substantially the form attached to this Agreement as Exhibit C, over a period of twelve (12) months. The Common Stock, the Warrants, and the equity securities issuable upon exercise thereof are collectively referred to herein as the “Securities.”

AGREEMENT

     In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

     1. Purchase and Sale of Common Stock.

          (a) Sale and Issuance of Common Stock.

               (i) Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase and the Company agrees to sell and issue to the Purchaser (i) an aggregate of up to 28,571,429 shares of Common Stock at a purchase price per share of $0.070 (the “Purchase Price”), for an aggregate purchase price of $2,000,000.03; and (ii) Warrants exercisable for a number of shares of Common Stock equal to 20% of the shares of Common Stock purchased by the Purchaser hereunder, at an exercise price of $0.070 per share as set forth in the Warrant. The sale and issuance of the Common Stock and Warrants shall occur over multiple closings (each, a “Closing”) occurring over two (2) one month closing periods and five (5) two-month closing periods (each, a “Closing Period”), the first Closing of which shall occur on or about January 11, 2010, and with subsequent Closings occurring thereafter during the Closing Periods as set forth on Exhibit A attached hereto. No later than thirty (30) calendar days prior to each proposed Closing, or such shorter period as agreed upon by the parties in writing, the Company shall deliver to the Purchaser a written notice (each, a “Closing Notice”), in substantially the form attached hereto as Exhibit B, wherein the Company shall notify the Purchaser of the Company’s election to sell and issue to the Purchaser at such proposed Closing up to the maximum number of shares of Common Stock permitted to be sold and issued to the Purchaser during the applicable Closing Period as set forth on Exhibit A, less any shares of Common Stock already issued and sold to the Purchaser during such Closing Period, and subject to increase upon mutual agreement by the parties pursuant to Section 1(a)(ii). Within seven (7) calendar days of receipt of the Closing Notice, the Purchaser must either accept or reject in a writing delivered to the Company the offer to purchase Common Stock as set forth in the Closing Notice. If the Company does not deliver a Closing Notice to the Purchaser no less than thirty (30) calendar days prior to such proposed Closing, or such shorter period as agreed upon by the parties in writing, or the Purchaser accepts or rejects the offer to purchase the Common Stock as set forth in the Closing Notice within seven (7) calendar days of receipt of the Closing Notice, or if the Purchaser does not respond to the Closing Notice within such time, then the Closing Notice and offer to purchase the Common Stock shall be deemed rejected and the proposed Closing shall occur unless the parties otherwise agree in writing. If the Purchaser accepts the Company’s offer to purchase the Common Stock as set forth in the Closing Notice, such Closing shall occur on the date set forth in the Closing Notice and Exhibit A shall be updated accordingly to reflect the consummation of the Closing.

               (ii) Upon mutual written agreement between the Company and the Purchaser, (A) up to an aggregate additional 285,713 shares of Common Stock (the “Additional Shares”) may be included in one or more Closings for sale and issuance to the Purchaser, and (B) to the extent the actual number of shares of Common Stock issued and sold by the Company to the Purchaser at any Closing does not equal the maximum number of shares of Common Stock available for sale and issuance at such Closing as set forth on Exhibit A, the Company and the Purchaser may include such unissued shares of Common Stock from prior Closings in one or more subsequent Closings, provided the maximum total number of shares of Common Stock issued and sold under the Agreement shall not exceed 28,571,429 shares for an aggregate Purchase Price of $2,000,000.03.

          (b) Closing; Delivery.

               (i) The purchase and sale of the Common Stock and Warrants shall take place at the offices of the Company at 2:00 p.m. (Eastern) on each Closing date, or at such other time and place as the Company and the Purchaser mutually agree upon, orally or in writing.

               (ii) At each Closing, the Company shall deliver to the Purchaser a certificate evidencing the Common Stock and a Warrant to be purchased by the Purchaser against: (1) payment of the Purchase Price with respect to the Common Stock purchased at such Closing, in the amount to be set forth next to the Purchaser’s name on Exhibit A with respect to the applicable Closing, by (a) a check payable to the order of the Company drawn on a U.S. bank, (b) wire transfer of immediately available funds to an account designated by the Company or (c) the surrender of promissory notes or other instruments representing indebtedness of the Company to the Purchaser, the principal amounts of which shall be exchanged dollar-for-dollar for Purchase Price of such shares of Common Stock (“Exchanged Principal”); (2) delivery of counterpart signature pages to this Agreement, the Closing Notice and the Warrant; and (3) delivery of a validly completed and executed Certificate of Accredited Investor Status, establishing the Purchaser’s status as an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in the form is attached to this Agreement as Exhibit D (an “Investor Certification”).

               (iii) The sale and issuance of Common Stock and Warrants under this Agreement may continue hereunder until the earlier of (a) such time as the aggregate Purchase Price of Common Stock issued and sold under this Agreement equals a total of $2,000,000.03, or such higher amount as approved by the Company’s Board of Directors and the Purchaser, or (b) the close of business on December 31, 2010. All such sales shall be made on the terms and conditions set forth in this Agreement. Effective upon delivery to the Company of the items (1) through (3) listed in Section 1(b)(ii) above by such persons or entities, any common stock and warrants sold pursuant to this Section 1(b) shall be deemed to be “Common Stock” and “Warrants,” respectively, for all purposes under this Agreement, and the purchaser thereof shall be deemed to be the “Purchaser” for all purposes under this Agreement.

     2. Additional Provisions.

          (a) Stock Purchase Agreement. The Purchaser understands and agrees that the exercise of the Warrants for equity securities of the Company may require the Purchaser’s execution of certain agreements relating to the purchase and sale of such securities as well as registration, co-sale and voting rights, if any, relating to such equity securities.

     3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that:

          (a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

          (b) Authorization. This Agreement, the Common Stock and the Warrants have been duly authorized by the Board of Directors of the Company. The Agreement and the Warrants, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     4. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

          (a) Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

          (b) Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations to such person or entity or to any third person, with respect to any of the Securities. The Purchaser has not been formed for the specific purpose of acquiring any of the Securities.

          (c) Knowledge. The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities.

          (d) Restricted Securities. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

          (e) No Public Market. The Purchaser understands that no public market now exists for any of the securities issued by the Company, that the Company has made no assurances that a public market will ever exist for the Securities.

          (f) Legends. The Purchaser understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

               (i) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

               (ii) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

          (g) Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

          (h) Legal Advice. The Purchaser has had the opportunity to consult with his, her or its counsel regarding the matters relevant to this Agreement and the transactions contemplated hereby.

          (i) Foreign Investors. If the Purchaser is not a United States person or entity (as defined by Rule 902(k) under the Securities Act), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including: (A) the legal requirements within its jurisdiction for the purchase of the Securities; (B) any foreign exchange restrictions applicable to such purchase; (C) any governmental or other consents that may need to be obtained; and (D) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Purchaser’s subscription and payment for, and his or her continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of Purchaser’s jurisdiction.

     5. Conditions of the Purchasers’ Obligations at Closing. The obligations of the Purchaser to the Company under this Agreement are subject to the fulfillment, on or before each Closing, of each of the following conditions, unless otherwise waived:

          (a) Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

          (b) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective on or following the Closing.

     6. Conditions of the Company’s Obligations at Closing. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

          (a) Representations and Warranties. The representations and warranties of the Purchaser contained in Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          (b) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

          (c) Delivery of Investor Certification. The Purchaser shall have completed and delivered to the Company a validly executed Investor Certification establishing such Purchaser’s status as an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

     7. Lock-up Agreement.

          (a) Lock-Up Period; Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, the Purchaser agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering.

          (b) Limitations. The obligations described in Section 7(a) shall apply only if all officers and directors of the Company and shareholders holding at least 1% of the Company’s outstanding Common Stock enter into similar agreements, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.

          (c) Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of the Purchaser (and the securities of every other person or entity subject to the restrictions in Section 7(a)).

          (d) Transferees Bound. The Purchaser agrees that prior to the Company’s initial public offering it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 7.

     8. Miscellaneous.

          (a) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          (b) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

          (c) Counterparts. This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original and all of which together shall constitute one instrument.

          (d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          (e) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally, by overnight courier three days after deposit with such courier, by facsimile (upon customary confirmation of receipt) or sent electronically (upon customary confirmation of receipt), addressed to the party to be notified at such party’s address as set forth on the signature page hereto, or as subsequently modified by written notice, and if to the Company.

          (f) Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          (g) Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 8(g) shall be binding upon the Purchaser and each transferee of the Securities, each future holder of all such Securities, and the Company.

          (h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (i) Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

          (j) Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF DELAWARE AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE DELAWARE CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

[Signature Pages Follow]

     The parties have executed this Common Stock and Warrant Purchase Agreement as of the date first written above.

COMPANY:

MTI MICROFUEL CELLS INC.

/s/ Peng K. Lim
Peng K. Lim
Chief Executive Officer

Address:	431 New Karner Road
Albany, NY 12205

PURCHASER:

COUNTER POINT VENTURES
FUND II, LP

/s/ Walter L. Robb
Walter L. Robb
General Partner

Address:	c/o Vantage Management, Inc.
3000 Troy Schenectady Road
Schenectady, NY 12309

E-mail:	waltrobb@nycap.rr.com

SIGNATURE PAGE TO MTI MICROFUEL CELLS INC.
COMMON STOCK AND WARRANT PURCHASE AGREEMENT

EXHIBIT A

SCHEDULE OF CLOSINGS

Closing Period and	Maximum	Maximum	Actual Common	Actual Aggregate
Actual Closing Date	Common	Purchase Price*	Stock Issued and Sold	Purchase Price At
	Stock		At Each Closing	Each Closing
	Issuable*
January 1 – February	4,714,286	$330,000.02
28, 2010
January 11, 2010			2,357,143	$165,000.00

March 1 – April 30,	4,714,286	$330,000.02
2010
[Actual Closing
Date(s)]

May 1 – June 30, 2010	4,714,286	$330,000.02
[Actual Closing
Date(s)]

July 1 – August 31,	4,714,286	$330,000.02
2010
[Actual Closing
Date(s)]

September 1 –	4,714,286	$330,000.02
October 31, 2010
[Actual Closing
Date(s)]

November 1 –	4,714,286	$330,000.02
December 31, 2010
[Actual Closing
Date(s)]

Additional Shares*	285,713	$19,999.91

TOTAL**:	28,571,429	$2,000,000.03

*Upon mutual written agreement between the Company and the Purchaser, up to the full amount of the “Additional Shares” may be included in one or more Closings.

**To the extent the actual number of shares of Common Stock issued and sold by the Company to the Purchaser at any Closing does not include the maximum number of shares of Common Stock available for sale and issuance at such Closing as set forth herein, the Company and the Purchaser may include such unissued shares of Common Stock from prior Closings in one or more subsequent Closings, provided the maximum total number of shares of Common Stock issued and sold under the Agreement shall not exceed 28,571,429 shares for an aggregate Purchase Price of $2,000,000.03.

EXHIBIT B

FORM OF CLOSING NOTICE

To: Counter Point Ventures Fund II, LP	Dated: ____________, 20__

     MTI MicroFuel Cells Inc. (the “Company”), pursuant to the provisions set forth in the Common Stock and Warrant Purchase Agreement, dated December __, 2009 (the “Agreement”), entered into by and between the Company and you, hereby notifies you of its desire to issue and sell to you ______________ shares of Common Stock of the Company (the “Common Stock”) at a purchase price of $0.070 per share, for an aggregate purchase price of $____________ (the “Aggregate Purchase Price”), the closing of which issuance and sale shall occur on __________________, 2010 (the “Closing Date”) in accordance with the terms and conditions of the Agreement.

     By countersigning this Closing Notice, you accept the Company’s offer to sell, and agree to purchase therefrom, the shares of Common Stock for the Aggregate Purchase Price on the Closing Date set forth above and on the terms and conditions set forth in the Agreement, and shall cause to be delivered to the Company the Aggregate Purchase Price on or before the Closing Date in accordance with the terms and conditions of the Agreement.

MTI MICROFUEL CELLS INC.

Peng K. Lim
Chief Executive Officer

OFFER AGREED AND ACCEPTED:

COUNTER POINT VENTURES FUND II, LP

By:

Name:

Title:

Date:

EXHIBIT C

FORM OF WARRANT

EXHIBIT D

CERTIFICATE OF ACCREDITED INVESTOR STATUS

     Except as may be indicated by the undersigned below, the undersigned is an “accredited investor,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The undersigned has initialed the line below indicating the basis on which he is representing his status as an “accredited investor”:

_______ a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”); an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

____ a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

____ an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

____ a natural person whose individual net worth, or joint net worth with the undersigned’s spouse, at the time of this purchase exceeds $1,000,000;

____ a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

____ a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment;

____ an entity in which all of the equity holders are “accredited investors” by virtue of their meeting one or more of the above standards; or

____ an individual who is a director or executive officer of MTI MicroFuel Cells Inc.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Accredited Investor Status effective as of __________________, 20__.

Signature of Purchaser

Name of Purchaser